Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact: Alison Ziegler, Cameron Associates (212) 554-5469

alison@cameronassoc.com www.usecology.com

US ECOLOGY ANNOUNCES SENIOR MANAGEMENT CHANGES

Boise, Idaho — October 29, 2012 — US Ecology, Inc. (the “Company”) [NASDAQ-GS: ECOL] today announced that the Company and James R. Baumgardner, President, Chief Executive Officer and Chief Operating Officer agreed on October 25, 2012 that Mr. Baumgardner's employment with the Company will terminate. Baumgardner also resigned from the Board of Directors of the Company (the “Board”). “Our Board appreciates Jim’s past efforts and dedicated service to US Ecology and wishes him the best in his future endeavors,” stated Board Chairman Stephen A. Romano. There are no current plans to fill the vacated Board seat.

Also effective October 25, 2012, the Board appointed Jeffrey R. Feeler Acting President and Chief Operating Officer. Feeler formerly served as Vice President, Chief Financial Officer and Treasurer. ”Our Board has great confidence in Jeff’s ability to lead the Company and execute the Company’s longstanding growth strategy based on his knowledge of the business, his central role in recent acquisitions and his outstanding communication and leadership skills. We anticipate a seamless transition given Jeff’s involvement as a senior executive for the last six years and his close working relationship with the rest of our seasoned management team and our Board. The current executive management team has been together for over five years and we have every confidence that they will continue to deliver,” Romano commented.

“I’m excited about the opportunity to lead what I consider to be the strongest team and best set of unique assets in our industry,” Feeler commented. “The Company is performing well on all fronts and we are positioned to drive record results in 2012 and beyond.”

Romano will assume an expanded role as Chairman to support Feeler and his team. “I will be actively engaged providing guidance and support,” Romano noted. Romano served as the Company’s Chief Executive Officer from 2002 through 2009 after previous service as President and Chief Operating Officer, President of the Company’s Idaho subsidiary and Vice President for development and regulatory affairs from 1998 to 2002.

Feeler, who joined the Company in 2006 as Vice President, Chief Accounting Officer, Treasurer and Controller, was promoted in 2007 to Vice President and Chief Financial Officer. Prior to 2006, he held financial and accounting management positions with MWI Veterinary Supply, Inc., Albertson’s, Inc., Hewlett-Packard Company and PricewaterhouseCoopers LLP. Feeler is a Certified Public Accountant and holds a BBA in Finance and a BBA in Accounting from Boise State University.

As part of the Company’s reorganization, Vice President and Controller Eric L. Gerratt was appointed Acting Chief Financial Officer and Treasurer, and Chief Accounting Officer effective October 25, 2012. “Eric’s 15 years of financial and business management experience, including over five years as a key contributor on US Ecology’s executive team, make him a perfect fit for his expanded role,” Feeler commented.

Gerratt joined the Company in August 2007 as Vice President and Controller. He previously held financial and accounting management positions at SUPERVALU, Inc., Albertson’s, Inc. and PricewaterhouseCoopers LLP. Gerratt is a Certified Public Accountant and holds a BS in Accounting from the University of Idaho.

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The Board of Directors will evaluate the effectiveness of the new management structure over time prior to determining if it is in the best interests of the Company and its shareholders to make these positions permanent or supplement the team with additional executive level talent.

Conference Call

As previously announced, US Ecology, Inc. is scheduled to hold an investor conference call at 9 a.m. Eastern Daylight Time (7 a.m. Mountain Daylight Time) on October 30, 2012. Chairman Romano will join Feeler and other members of the management team to discuss recent management changes, third quarter 2012 financial results and the Company’s business outlook. Questions will be invited after our presentation. Interested parties can join the conference call by dialing 866-700-6293 or 617-213-8835 and using passcode 20083109. The conference call will also be broadcast live on the Company’s website at www.usecology.com.

About US Ecology, Inc.

US Ecology, Inc., through its subsidiaries, provides radioactive, hazardous, PCB and non-hazardous industrial waste management and recycling services to commercial and government entities, such as refineries and chemical production facilities, manufacturers, electric utilities, steel mills, medical and academic institutions and waste brokers. Headquartered in Boise, Idaho, the Company is one of the oldest radioactive and hazardous waste services companies in the North America.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which US Ecology, Inc. and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will achieve its 2012 earnings estimates, successfully execute its growth strategy, increase market share, or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to US Ecology, Inc.’s December 31, 2011 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer or contract, compliance with and changes to applicable laws, rules, or regulations, access to cost effective transportation services, access to insurance, surety bonds and other financial assurances, loss of key personnel, lawsuits, labor disputes, adverse economic conditions, government funding or competitive pressures, incidents or adverse weather conditions that could limit or suspend specific operations, implementation of new technologies, market conditions, average selling prices for recycled materials, our ability to replace business from recently completed large projects, our ability to perform under required contracts, our ability to permit and contract for timely construction of new or expanded disposal cells, our willingness or ability to pay dividends and our ability to effectively close and integrate future acquisitions.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose to them any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of US Ecology, Inc.

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